Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts” and to the use of our report dated February 28, 2019, in the Registration Statement (Form F-1) and related Prospectus of Millicom International Cellular S.A. dated June 3, 2019

/s/ Ernst & Young

Société anonyme

Cabinet de révision agréé

Luxembourg

June 3, 2019